Exhibit 10.4

This Right of First Refusal and Corporate Opportunities Agreement (this “Agreement”) is made as of July 29, 2020 (the “Effective Date”) by and among RenovaCare. Inc. (“RCAR” or the “Company”)), StemCell Systems GmbH (“SCS), an entity formed and existing under the laws of Germany, Jörg Gerlach, an individual (“Gerlach”) and Reinhard Bornemann, an individual (“Bornemann”). Gerlach and Bornemann are collectively herein sometimes referred to as the “SCS Stockholders;” the SCS Stockholders and SCS are collectively referred to as the “SCS Group”); and RCAR, SCS, and the SCS Stockholders are sometimes individually referred to in this Agreement as a “Party” and collectively, as the “Parties.”

RECITALS:

Whereas, RCAR is a developer of patented technologies for spraying self-donated stem cells for the regeneration of skin and other organs and tissues (the “Company’s Technologies”);

Whereas, SCS is experienced in, among other things, applied human cell, stem cell, and progenitor cell sciences and associated bioengineering for regenerative medicine therapies;

Whereas, the Parties have had a strategic collaboration relationship since 2013;

Whereas, RCAR and SCS have entered into the Strategic R&D Agreement dated July 1, 2020 (the “Strategic R&D Agreement”) the for the purpose of further enhancing the collaborative research relations that exists between RCAR’s and the SCS Group;

Whereas, the SCS Stockholders own all of the issued and outstanding ownership interests of SCS (the “SCS Ownership Interests”) as more fully set forth on Exhibit A attached to this Agreement;

Whereas, in light of the Parties long established and ongoing collaboration regarding RCAR’s Technologies and in order to ensure that (i) such continue collaboration as contemplated by the Strategic R&D Agreement, is not disrupted or mitigated, and (ii) that the Service Goals are achieved, the Parties believe it to be in their respective best interests to enter into this Agreement pursuant to which the SCS Group grants a right of first refusal and first offer to RCAR with respect to certain the SCS Group Inventions and related SCS Intellectual Property Rights (as those terms are defined below), all on the terms and conditions set forth in this Agreement.

Now, Therefore, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Definitions.

For purposes of this Agreement the following terms shall have the meanings ascribed thereto below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; for the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

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“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Intellectual Property Rights” means all rights in and to U.S. and foreign (i) patents, patent disclosures, inventions (ii) trademarks, trademark applications and registrations, service marks, trade dress, trade names, logos, corporate names and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (iii) copyrights and copyrightable works (including computer programs), and rights in data and databases, (iv) other confidential information, and (v) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection in any part of the world.

“Permitted Transferee” means;

(i) with respect to any SCS Stockholder who is an individual, any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such SCS Stockholder or a trust, the beneficiaries of which, or a corporation or partnership, the shareholders or partners of which, include only such Stockholder and any spouse, lineal descendant, sibling, parent or heir of such SCS Stockholder;

(ii) with respect to any Stockholder that is an entity, any general or limited partner, member, shareholder or Affiliate of such SCS Stockholder, or to a trust the beneficiaries of which include only such general or limited partner, member, shareholder or Affiliate; and

(iii) with respect to any SCS Stockholder that is a trust whose beneficiaries consist of one or more of the spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or testamentary beneficiary of the settlor of such trust, any beneficiary of that trust or any other trust for the benefit of one or more of such beneficiaries.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“SCS Inventions” means, with respect to skin, burns and wounds, any discoveries, developments, concepts, designs, ideas, know how, modifications, improvements, derivative works, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable made, developed or created by any member of the SCS Group solely or jointly with SCS employees, consultants or affiliates otherwise than in connection with, or as a result of, the services performed for RCAR, or based upon Confidential Information, or otherwise in connection with the Consulting Relationship as defined in the Strategic R&D Agreement.

“SCS Intellectual Property Rights” means all Intellectual Property Rights related to SCS Inventions.

2.       Right of First Refusal with Respect to the Sale of SCS Ownership Interests.

2.1       Transfer of SCS Ownership Interests.

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2.1       No Transfer Without Compliance. During the Term, no SCS Stockholder shall sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “Transfer”) any of the SCS Ownership Interests, or any interest therein during the term of this Agreement without complying with the terms of this Section 2 other than pursuant to a Permitted Transferee (as defined in Section 1). During the term of this Agreement SCS shall not offer or sell any shares of stock or other securities representing ownership interests in SCS without the prior written consent of RCAR and the purchaser of such securities agreeing in writing be bound by the terms and conditions of this Agreement.

2.2       Offeror and Offer Notice. In the event that a SCS Stockholder (“Selling SCS Stockholder”) receives a bona fide written offer (a “Third-Party Offer”) from a third party (a “Third-Party Offeror”) to acquire the Selling SCS Stockholder’s SCS Ownership Interests which Third-Party Offer the Selling SCS Stockholder desires to accept, the Selling SCS Stockholder, upon receipt of the Third-Party Offer, shall provide RCAR with written notice thereof, specifying the number of SCS Ownership Interests to be transferred, the price per share, payment and other terms (along with a copy of the Third-Party Offer (the “Selling SCS Stockholder Notice”) to RCAR , which shall constitute an irrevocable offer (the “Selling SCS Stockholder Offer”) to sell such SCS Ownership Interests to RCAR on substantially the terms and conditions set forth in the Third-Party Offer.

2.3       Acceptance by RCAR. RCAR shall be entitled to accept the Selling SCS Stockholder Offer to purchase all of such offered SCS Ownership Interests set forth in the Selling SCS Stockholder Notice by delivering a written notice (the “RCAR Acceptance”) to the Selling SCS Stockholder within ten (10) Business Day period following delivery of the Selling SCS Stockholder Notice; provided that the total number of SCS Ownership Interests to be purchased by RCAR must equal in the aggregate the number of SCS Ownership Interests specified in the Selling SCS Stockholder Notice.

2.4       Non-Acceptance by RCAR.

2.4.1       If the offer set forth in the Selling SCS Stockholder Notice is not accepted by RCAR within such 10 Business Day period, such offer shall be deemed to be rejected and terminated, and the Selling SCS Stockholder shall be free to sell all of the SCS Ownership Interests to the Third-Party Offeror who delivered the Third-Party Offer, but only upon the same or no more favorable terms and conditions than shall have been contained in the Selling SCS Stockholder Notice; provided, however, that if the transaction contemplated by the Third-Party Offer shall not have been consummated within fifteen (15) Business Days after the termination of the aforementioned 10 Business Day period the Selling SCS Stockholder's right to Transfer such SCS Ownership Interests to the Third-Party Offeror shall terminate, and such SCS Ownership Interests shall again be subject to this Agreement to the same extent as if never originally offered to RCAR.

2.4.2       Upon any such sale to a third party, notice of such sale shall be given by the Selling SCS Stockholder to RCAR. Notwithstanding the foregoing, no Transfer to a Third-Party Offeror shall be effective unless, prior to acquiring any such SCS Ownership Interests in such a Transfer, such Offeror executes and delivers to RCAR a copy of this Agreement, and thereby agrees to be bound by each and every provision imposed hereunder upon SCS Stockholders.

2.5       Closing. The purchase price payable under the terms of the Selling SCS Stockholder Offer by RCAR to the Selling SCS Stockholder shall be due and payable on the terms and conditions specified in the Selling SCS Stockholder Notice, against delivery of certificates evidencing all of the securities so purchased, duly endorsed for transfer free and clear of any and all liens, charges and encumbrances, and with any and all required transfer tax stamps affixed. If no time for such closing is specified in the Offer Notice, then the closing of such sale shall occur on a date mutually agreeable to the Selling SCS Stockholder and RCAR.

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2.6       A Transfer to a Permitted Transferee. Subject to the foregoing, any SCS Stockholder may at any time Transfer any or all of his SCS Ownership Interests to a Permitted Transferee without the consent of any Person, so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a joinder agreement in the form of Exhibit A attached hereto; (b) the Transfer is in compliance with applicable laws and any other restrictions on Transfer contained in this Agreement. Such SCS Stockholder must give written prior notice to RCAR of any proposed Transfer to a Permitted Transferee, including the identity of such proposed Permitted Transferee and such other information reasonably requested by RCAR to ensure compliance with the terms of this Agreement.

3       Right of First Offer with Respect to the SCS Ownership Interests.

3.1       First Offer Notice.

3.1.1       Each of the SCS Stockholders (the “Offering SCS Stockholder”) hereby agrees that during the Term, should he desire to sell any SCS Ownership Interest owned by him (the “ROFO SCS Ownership Interests”), he shall not enter into any discussions, negotiations or agreement with any third party for the purchase and/or sale of any ROFO SCS Ownership Interests without first offering RCAR the right to purchase such ROFO SCS Ownership Interests, by delivering to RCAR written notice thereof (the “ROFO SCS Ownership Interests Notice”), which ROFO SCS Ownership Interests Notice shall set forth the material business terms of such proposal including, without limitation, such Offering SCS Stockholder’s proposed sales price, payment method, number of ROFO SCS Ownership Interests and other principal terms. RCAR shall have the option to purchase the ROFO SCS Ownership Interests, which RCAR shall exercise by delivering irrevocable notice to the Offering SCS Stockholder, (the “ROFO Acceptance Notice”) or a counter proposal (the “ROFO Counter Proposal”), within ten (10) Business Days of the giving of the ROFO SCS Ownership Interests Notice, which ROFO Counter Proposal shall set forth RCAR’s counter proposals to the operative terms and conditions set forth in the ROFO SCS Ownership Interests Notice on which RCAR would be willing to purchase he ROFO SCS Ownership Interests.

3.1.2       If the Offering SCS Stockholder does not accept the ROFO Counter Proposal as evidenced by his written notice of non-acceptance (the “CP Non-acceptance Notice”) which CP Non-acceptance Notice shall state that the ROFO Counter Proposal is rejected and, at the option of the Offering SCS Stockholder, may also set forth the Offering SCS Stockholders final proposal if any (the “Offering SCS Stockholder Final Proposal”); if an Offering SCS Stockholder Final Proposal is set forth in the CP Non-acceptance Notice, RCAR shall then have three (3) Business Days from the date of the CP Non-acceptance Notice to agree to accept or reject the SCS Stockholder Final Proposal, by providing the Offering SCS Stockholder written notice thereof.

Failure by RCAR to provide the notice contemplated by this Section 3.1.2 as to its acceptance or rejection of the SCS Stockholder Final Proposal shall be deemed to constitute a rejection of such SCS Stockholder Final Proposal. If RCAR does not accept the SCS Stockholder’s Final Notice, then the Parties shall have such rights as are set forth in Section 3.2.

3.2       Non-Acceptance of the ROFO SCS Ownership Interests Notice or the ROFO Counter Proposal. Subject to the further provisions of Section 3.3, upon rejection of the SCS Stockholder Final Proposal or the ROFO SCS Ownership Interests Notice, as the case may be, the Offering SCS Stockholder shall thereafter be free to offer for sale (and sell) the ROFO SCS Ownership Interests.

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3.3       Re-offer. Anything in Sections 3.1 and 3.2 to the contrary notwithstanding:

3.3.1       If the Offering SCS Stockholder is subsequently willing to sell the ROFO SCS Ownership Interests on terms which are “substantially more favorable” to a third party purchaser than the terms set forth in the SCS Stockholder Final Proposal or the ROFO SCS Ownership Interests Notice, as applicable, then such Offering SCS Stockholder shall provide RCAR with a revised ROFO SCS Ownership Interests Notice (the “Revised ROFO SCS Ownership Interests Notice”) in accordance with the terms of this Section 3.3 setting forth such revised terms of offer, and RCAR shall have all of the same rights with respect to the Revised ROFO Notice, as are set forth in this Section 3, except that RCAR must deliver an Acceptance Notice within five (5) Business Days of the giving of such Revised ROFO SCS Ownership Interests Notice. Time shall be of the essence as to RCAR’s giving of any Acceptance Notice. Failure to do so shall be deemed a rejection of the Revised ROFO SCS Ownership Interests Notice and the Offering SCS Stockholder may again proceed to offer and sell the ROFO SCS Ownership Interests pursuant to Section 3.2.

3.3.2       If the Offering SCS Stockholder has not sold the ROFO SCS Ownership Interests within six (6) months of the expiration of the time frame set forth in Section 3.1 above, then the Selling SCS Stockholder's right to Transfer such SCS Ownership Interests to a third party purchaser shall terminate, and such SCS Ownership Interests shall again be subject to this Agreement to the same extent as if never originally offered to RCAR.

3.4       Closing. If accepted. a closing of the transactions contemplated by this Section 3 shall occur within ten (10) Business Days of the Acceptance Notice.

4. Disclosure of SCS Inventions. Within thirty-days of the development, creation or making of a SCS Invention the “Disclosable SCS Invention”), and prior to the disclosure thereof to any third party, the SCS Group member (the “Disclosing SCS Member”) who developed, created or made such SCS Invention shall provide RCAR with notice thereof (the “SCS Invention Disclosure Notice”), which notice shall set forth pertinent information regarding such SCS Invention so as to permit RCAR to assess the SCS Invention for possible acquisition or license in accordance with Section 5.

5.       First Option to Purchase SCS Inventions.

5.1 Option to Purchase

5.1.1       Each member of the SCS Group hereby agrees that during the Term, RCAR shall have twenty (20) Business Days from the date of the disclosure by such member of the SCS Group claiming ownership rights in and to the Disclosable SCS Invention (the “Disclosing SCS Member”) of the Disclosable SCS Invention to RCAR, to review and assess each Disclosable SCS Invention for its potential acquisition or licensing by RCAR (the “Review Period”).

5.1.2       During the Review Period, RCAR may ask the Disclosing SCS Member for such additional information as RCAR may reasonably require in order to complete its assessment of the Disclosable SCS Invention; the SCS Group shall provide such additional information in as expeditious a manner as possible or advise RCAR in writing that the requested information is not available or cannot be provided without undue expense. The Review Period shall toll pending delivery of the requested information or notice of unavailability.

5.1.3       Following an assessment of the Disclosable SCS Invention but prior to the expiration of the Review Period, RCAR shall provide the Disclosing SCS Group Member with written notice (the “RCAR SCS Invention Notice”) which shall state that either RCAR has (i) no interest in acquiring or licensing the Disclosable SCS Invention or (ii) an interest in acquiring or licensing the Disclosable SCS Invention.

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5.1.4       If RCAR has an interest in acquiring or licensing the SCS Invention RCAR and the Disclosing SCS Member shall have ten (10) Business Days following the date of the RCAR SCS Invention Notice to negotiate mutually agreeable terms for RCAR’s acquisition or licensing of the Disclosable SCS Invention (the “Negotiation Period”). To facilitate this process RCAR first shall provide the Disclosing SCS Member with a written purchase proposal setting forth the principal terms on which RCAR is willing to purchase the Disclosable SCS Invention (the “RCAR Purchase Proposal”).

5.1.5       If the RCAR Purchase Proposal is accepted, the Disclosing SCS Member and RCAR shall proceed to consummation of the RCAR Purchase Proposal pursuant to Section 5.3.

5.1.6       If the RCAR Purchase Proposal is not accepted the Disclosing SCS Member and RCAR shall continue discussions and negotiations for the balance of the Negotiation Period. At any time during the Negotiation Period, the Disclosing SCS Member may, but is not obligated to, provide in writing a final proposal setting forth the terms it or he is, will or is willing to sell or license the Disclosable SCS Invention (the “Disclosing SCS Member’s Final Proposal”) following which RCAR shall have three (3) Business Days to provide written notice to the Disclosing SCS Member either accepting or rejecting the Disclosing SCS Member’s Final Proposal. Failure to provide such written notice of acceptance or rejection within the aforesaid 3-Business Day period shall be deemed a rejection by RCAR.

5.1.7       If the Disclosing SCS Member’s Final Proposal is accepted the Disclosing SCS Member and RCAR shall proceed to consummation of the RCAR Purchase Proposal pursuant to Section 5.3.

5.1.8       If the Disclosing SCS Member’s Final Proposal is not accepted, then, subject to the further provisions of Section 5.2, the Disclosing SCS Member may proceed to sell or license the Disclosable SCS Invention to a third party.

5.2       Re-Offer.

Anything in Sections 5.1 to the contrary notwithstanding:

5.2.1       If the Disclosing SCS Member is subsequently willing to sell or license the Disclosable SCS Invention on terms which are “substantially more favorable” to a third party purchaser than the terms set forth in the Disclosing SCS Member’s Final Proposal, or the RCAR Purchase Proposal (if a Disclosing SCS Member’s Final Proposal was not provided), as applicable in which case the Disclosing SCS Member shall provide RCAR with notice of the terms and conditions of the proposed sale or license to such third party(the “Invention Offer Notice”), and RCAR shall have all of the same rights with respect to the Revised ROFO Notice, as set forth in this Section 3 except that RCAR must deliver a written notice (the “Invention Acceptance Notice”) within five (5) Business Days of the giving of such Invention Offer Notice. Time shall be of the essence as to RCAR’s giving of any Invention Acceptance Notice. Failure to provide the Invention Acceptance Notice shall be deemed a rejection of the Invention Offer Notice and the Offering SCS Stockholder may again proceed to offer, sell or license the Disclosable SCS Invention in accordance with Section 5.1.8 above.

5.2.2       If the Disclosing SCS Member has not sold or licensed the Disclosable SCS Invention within six (6) months of the expiration of the time frame set forth in Section 5.1 above, RCAR shall again have the rights set forth in Section 5.1 as to the Disclosing SCS Member’s Disclosable SCS Invention.

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5.3       Closing. Subject to the preparation, execution, delivery of definitive documents relating to any proposed transaction, a closing of the transactions contemplated by this Section 5 shall occur within ten (10) Business Days of the Acceptance of the RCAR Final Proposal or the RCAR Acceptance Notice.

6.        Option to Purchase RCAR Stock.

6.1       Grant; Number of Shares.

6.1.1 Grant Date and Number of Shares. On the Effective Date of this Agreement, and as a further inducement to the SCS Group to enter into this Agreement, RCAR shall grant to SCS an option (the “SCS Stock Purchase Right”) to purchase up to nine hundred ninety-nine thousand nine hundred ninety-nine (999,999) shares of RCAR’s common stock at a price per share equal to the Per Share Fair Market Value (as defined below) on the date of grant (the “Exercise Price”). For purposes of this Agreement the “Per Share Fair Market Value” of shall mean, if the RCAR ’s Common Stock is:

(i) publicly traded, the closing price of the RCAR’s Common Stock as quoted on the OTC Market Group’s Pink Sheets, or on such other exchange or trading platform on which the RCAR’s Common Stock may then be listed or quoted for trading, on the date of grant; or

(ii) not so publicly traded, the fair market value as is determined in good faith by the Board of Directors of RCAR after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of RCAR’s Common Stock in private transactions negotiated at arm’s length.

6.1.2       Payment Methods.

6.1.2.1 The portion of the SCS Stock Purchase Right that has vested, as set forth in Section 6.2 below, shall be exercisable by delivery to RCAR of a written or electronic notice, substantially in the form of annexed to the Derivative Security Agreement, stating the number of whole shares to be purchased and accompanied by payment of the full purchase price of the shares of to be purchased Fractional share interests, if any, shall be disregarded except that they may be accumulated.

6.1.2.2 The Exercise Price of the SCS Stock Purchase Right shall be paid: (i) in cash or by certified check or bank draft payable to the order of RCAR; (ii) by delivering, along with a properly executed exercise notice to RCAR, a copy of irrevocable instructions to a broker to deliver promptly to RCAR the aggregate purchase price, provided, however, that such exercise may be implemented solely under a program or arrangement established and approved by RCAR with a brokerage firm selected by RCAR; (iii) at any time prior to the RCAR’s listing of any of its securities for trading on a national stock exchange, pursuant to “a net issue” or “cashless” exercise basis or, (iv) by any other procedure approved by the Board or its Compensation Committee, if any, or by a combination of the foregoing.

6.1.3       Derivative Security Agreement. The SCS Stock Purchase Right shall be subject to the terms and conditions of a derivative security agreement to be executed as of the Effective Date containing the terms, conditions, and provisions set forth in Section 6.2 below as well as such other terms, conditions and provisions as are generally included in such agreements (the “Derivative Security Agreement”).

6.2       Additional Terms of the SCS Stock Purchase Right.

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6.2.1       Term of the SCS Stock Purchase Right. The term of the SCS Stock Purchase Right shall be six (6) years from the Effective Date.

6.2.2.       Vesting.

6.2.2.1       Vesting. The SCS Stock Purchase Right shall vest as follows:

(a) as to 99,999 shares on the date of grant; and

(b) as to the remaining 900,000 shares in 36 equal monthly installments, in arrears during the Initial Term, in arrears, commencing on August 31, 2020 and continuing monthly thereafter. Upon earlier termination of this Agreement as provided in Section 7, except as otherwise provided in Sections 6.2.2.2 and 6.2.2.3 below, the SCS Stock Purchase Right shall terminate and no further vesting of the SCS Stock Purchase Right shall occur.

6.2.2.2 Acceleration upon Change in Control. In the event that, following a Change of Control (as defined below), the Strategic R&D Agreement is terminated without Cause during the Initial Term then all unvested stock option hereunder, regardless of date or condition of vesting, shall vest as of the date of such termination. If, upon the Change of Control, (i) RCAR shall cease to be a stand-alone publicly traded entity, or (ii) the acquiring entity is unwilling to assume the equity in an economically equivalent manner, then in either event, all equity shall be deemed to have vested two (2) days prior to the Change of Control, but only if such Change of Control shall actually be consummated.

For the purposes this Agreement, “Change of Control” shall mean:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then outstanding shares of common stock of RCAR (the “Common Stock”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding Common Stock; provided, however, that any acquisition by RCAR or its subsidiaries, or any employee benefit plan (or related trust) of RCAR or its subsidiaries of fifty percent (50%) or more of outstanding Common Stock shall not constitute a Change of Control, and provided, further, that any acquisition by an entity with respect to which, following such acquisition, more than fifty percent (50%) of the then-outstanding equity interests of such entity, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock immediately prior to such acquisition of the outstanding Common Stock, shall not constitute a Change in Control; or

(ii) the consummation of a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock of the corporation resulting from Merger; or

(iii) the sale or other disposition of all or substantially all of the assets of RCAR, excluding (a) a sale or other disposition of assets to a subsidiary of RCAR; and (b) a sale or other disposition of assets to any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then outstanding Common Stock.

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6.2.2.3 Earlier Termination. Upon earlier termination of this Agreement as provided in Section 7:

(i)       if the basis for termination by RCAR is Section 7.2.1, there shall be no further vesting of the SCS Stock Purchase Right and the vested and unvested portion of the SCS Stock Purchase Right shall be forfeited and cancelled;

(ii)       if the basis for termination by RCAR was without Cause, then the unvested portion of the SCS Stock Purchase Right shall vest immediately as of the date of such termination and to the extent vested, the SCS Stock Purchase Right may thereafter be exercised for a period of up to one year following the date of termination;

(iii)       if the basis for the termination by any member of the SCS Group is Section 7.2.2 then the unvested portion of the SCS Stock Purchase Right shall vest immediately as of the date of such termination and to the extent vested, the SCS Stock Purchase Right may thereafter be exercised for a period of up to one year following the date of termination;

(iv)       if the basis for termination by any member of the SCS Group is without Cause, there shall be no further vesting of the SCS Stock Purchase Right and the vested and unvested portion of the SCS Stock Purchase Right shall be forfeited and cancelled;

(v)       if the basis for termination is Section 7.2.3, then there shall be no further vesting of the SCS Stock Purchase Right and thereafter to the extent vested the SCS Stock Purchase Right may be exercised for a period of up to one year following the date of termination; and

(vi)       if the basis for the termination is Section 7.2.4, then then there shall be no further vesting of the SCS Stock Purchase Right and thereafter to the extent vested the SCS Stock Purchase Right may be exercised for a period of up to one year following the date of termination.

6.3       Assignment and Transfer to Gerlach. Each of SCS and Bornemann hereby assign and transfer any and all rights each may have in and to the SCS Stock Purchase Right and to the Extension Stock Option to Gerlach; and each of SCS and Bornemann hereby further directs that the SCS Stock Purchase Right and the Extension Option (as, if and when issued, and as defined in Section 7.1 below) be issued by RCAR directly to and in the name of Gerlach, as to which assignment, transfer and issuance RCAR agrees.

7.       Term; Extensions; Termination.

7.1 Initial Term and Extended Terms. This Agreement shall become effective on Effective Date and shall remain in effect for a period to expire upon the earlier of (i) July 28, 2023 or (ii) the termination of the Strategic R&D Agreement (the “Initial Term”). Anything in this Agreement to the contrary notwithstanding if the term of Strategic R&D Agreement is extended as provided for therein, RCAR shall have the option of extending the Term of this Agreement for the same period of time, upon written notice to SCS Group within fifteen (15) days of the date on which the term of the Strategic R&D Agreement was extended (any such extension of the Term, an “Extended Term”). The Initial Term and any Extended Term are collectively referred to in this Agreement as the “Term.” Upon the extension of the Initial Term or any Extended Term, as consideration therefor, RCAR shall grant SCS an option (the “Extension Stock Option”) on the date that the Parties agree to the Extended Term (the “ESO Grant Date”), to acquire up to three hundred thirty-three thousand three hundred thirty-three (333,333) shares of RCAR common stock (the “Extension Option”) at an exercise price equal to the Per Share Fair Market Value of RCAR’s common stock on the date of grant, which date shall be the first day of the Extended Term.

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7.2       Termination

7.2.1       For Cause by RCAR. This Agreement may be terminated by RCAR for Cause (i) if any member of the SCS Group has breached the terms or conditions of this Agreement and such breach is incapable of cure, or with respect to a breach capable of cure, the SCS Group does not cure such breach within fifteen (15) calendar days after receipt of written notice of such breach from RCAR; or, (ii) if the Strategic R&D Agreement has been terminated by RCAR for Cause (as provided therein).

7.2.2       For Cause by SCS Group. This Agreement may be terminated by the SCS Group for Cause if RCAR has breached the terms and conditions of this Agreement and such breach is incapable of cure, or with respect to a breach capable of cure, RCAR does not cure such breach within fifteen (15) calendar days after receipt of written notice of such breach from the SCS Group; or if the Strategic R&D Agreement has been terminated by SCS for Cause (as provided therein).

7.2.3       By Mutual Consent. This Agreement may be terminated by mutual written consent of the Parties;

7.2.4       Automatic Termination. This Agreement shall be automatically terminated upon the expiration of the Term or Extended Term, if not further extended. This Agreement also shall be automatically terminated upon termination of the Strategic R&D Agreement is terminated with or without Cause (as provided therein).

7.3       Effect of Termination.

7.3.1       Termination of this Agreement shall not affect any accrued rights, if any, of the Parties through the date of termination.

7.3.2       Generally, any obligation undertaken hereunder by either Party that, by its nature or its terms, is intended to extend beyond the Term shall survive the termination hereof. Without limiting the generality of the foregoing, the terms and conditions of Sections 3, 4 and 5 (to the extent applicable to matters arising prior to the termination date), Sections 6, 7 and 8 shall survive termination of this Agreement.

8. Miscellaneous.

8.1       Assignment. SCS Group, individually or collectively, may not assign or transfer this Agreement, in whole or in part (except as provided in Section 5), without RCAR’s express prior written consent. Any attempt to assign this Agreement, without such consent, will be void. Subject to the foregoing, this Agreement will bind and benefit the Parties and their respective successors and assigns, including any party into which RCAR is merged or to which RCAR sell substantially all of its assets.

8.2       No Election of Remedies. Except as expressly set forth in this Agreement, the exercise by RCAR of any of its remedies under this Agreement will not be deemed an election of remedies and will be without prejudice to its other remedies under this Agreement or available at law or in equity or otherwise.

8.3       No-trade. Each of the members of the SCS Group acknowledges that it may be in possession of material nonpublic information which is considered to be any information concerning RCAR that is both (i) material (meaning the average investor would want to know such information before deciding whether to buy, sell or hold securities of RCAR, or, in other words, information that could affect the market price of RCAR securities); and (ii) nonpublic (meaning the information has not been disclosed in RCAR's filings with the United States Securities and Exchange Commission (the “SEC”) or in a press release issued by RCAR that has been broadly disseminated to the investing public). Information is not considered public until the second business day after such disclosure in a SEC filing or press release. If such material nonpublic information is disclosed to the public, any member of the SCS Group having knowledge of such information may not trade in RCAR securities until the second business day after such disclosure (i.e., the second day after the applicable SEC filing or press release). The prohibition on trading while in possession of material nonpublic information continues for as long as any information each of the members of the SCS Group has is both material and nonpublic and can continue even after SCS’s engagement as a consultant to RCAR has terminated.

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8.4       Severability. If any provision of this Strategic R&D Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Strategic R&D Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

8.5       Waiver. The failure by either party to enforce any provision of this Strategic R&D Agreement will not constitute a waiver of future enforcement of that or any other provision.

8.6       Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and addressed as follows:

If to RCAR:

RenovaCare, Inc.

4 Becker Farm Road

Suite 105

Roseland, NJ 07068

Attention: Alan L. Rubino, Chief Executive Officer

Email Address: arubino@renovacareinc.com

If to any SGS Group member:

StemCell Systems GmbH

Tempelhofer Damm 45

Flughafengebäude Hangar 6.c

12101 Berlin

Germany

Attention: Frank Schubert

Email Address: frank.schubert@stemcell-systems.com

or, to such other address or facsimile number as any Party shall have furnished to the other in writing in accordance with this Section 10.5. Notices sent in accordance with this Section shall be deemed effectively given: (i) when received, if delivered by hand (with written confirmation of receipt); (ii) when received, if sent by a nationally recognized overnight courier (receipt signature requested); (iii) on the date sent by facsimile or e-mail (in each case, with confirmation of transmission), if sent during normal business hours of the recipient, and on the next Business Day if sent outside normal business hours of the recipient; or (iv) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

8.7       Further Assurances.

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8.7.1         Assignments; Applications. At RCAR’s expense, whenever requested by RCAR, both during the Term and thereafter, the SCS Group will promptly sign and deliver to RCAR any and all applications, assignments and other documents that RCAR considers necessary or desirable in order to:

(a) assign, apply for, obtain, and maintain any Intellectual Property Rights in the United States and for other countries relating to any Disclosable SCS Invention acquired or licensed by RCAR pursuant to this Agreement (the “Acquired SCS Invention”); and

(b) assign and convey to RCAR or its designee the sole and exclusive right, title, and interest in and to all Intellectual Property related to the Acquired SCS Invention;

(c) provide evidence regarding the Intellectual Property that RCAR considers necessary or desirable;

(d) confirm RCAR’s ownership of the Intellectual Property related to the Acquired SCS Invention, all without royalty or any other further consideration to SCS; and

(e) at the request of RCAR, execute and deliver the Power of Attorney referenced in Section 8.7.3 in such form as may be reasonably required by RCAR’s counsel so as to give full effect to the intent of Section 8.7.3.

8.7.2       Enforcement. Whenever requested by RCAR, both during the Term and thereafter, SCS will assist RCAR in assigning, obtaining, maintaining, defending, registering and from time to time enforcing, in any and all countries, RCAR’s right to the Work Product. This assistance may include, without limitation, testifying in a suit or other proceeding. If RCAR requires assistance from SCS after termination this Strategic R&D Agreement, SCS will be compensated for time actually spent in providing assistance at an hourly rate equivalent to the compensation rates in effect on the date of termination together with its reasonable, actual out-of-pocket expenses incurred in providing such assistance.

8.7.3       Power of Attorney. Each SCS Group member agrees that if RCAR is unable, because of SCS’s documented unavailability for 10 or more calendar days, as a result of SCS’s dissolution, mental or physical incapacity of its duly authorized officers or principals, or for any other reason, to secure SCS’s signature to apply for or to pursue any application for any United States or foreign jurisdiction’s patents or copyright registrations covering SCS Inventions sold, assigned or licensed to RCAR pursuant to this Agreement. For all SCS Inventions acquired by RCAR pursuant to this Agreement, SCS hereby irrevocably designates and appoints RCAR and its duly authorized officers and agents as SCS’s agent and Attorney-In-Fact, to act for and such SCS Group member behalf and stead to execute and file any such instruments and papers and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright, mask work and other related registrations. This Power of Attorney is coupled with an interest and shall not be affected by SCS’s subsequent incapacity or unavailability.

8.8       Effectiveness; Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A signature transmitted by facsimile or in a PDF file shall have the same effect as an original signature. Each Party represents and warrants that the representatives signing this Agreement on its behalf has all right and authority to bind and commit that Party to the terms and conditions of this Agreement. This Agreement shall be effective only when signed by both parties.

8.9       SCS Group Incurred Costs and Expenses. It is acknowledged and agreed by RCAR that post-closing of RCAR’s purchase of any Ownership Interests or Acquired SCS Invention, the reasonable costs and expenses, including the billable time provided by SCS personnel, in assisting the RCAR in effecting, securing or maintaining any of the assignments or rights assigned, or assistance provided, to it pursuant to this Agreement shall be paid for by the RCAR.

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8.10        Entire Agreement. This Agreement, together with the Strategic R&D Agreement, constitutes the complete and exclusive understanding and agreement of the parties with respect to its subject matter and supersedes all prior understandings and agreements, whether written or oral, with respect to its subject matter. Any waiver, modification or amendment of any provision of this Strategic R&D Agreement will be effective only if in writing and signed by the parties hereto.

8.11       Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States of America and the State of Nevada, excluding its body of law controlling conflict of laws. Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal courts located in the State of New Jersey and the parties irrevocably consent to the personal jurisdiction and venue therein.

8.12.        Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

[Signatures Follow on Next Page]

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IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Corporate Opportunities Agreement as of the date first specified above.

RenovaCare, Inc.

By: /s/ Alan L. Rubino
Name: Alan L. Rubino
Title: President and Chief Executive Officer

SCS GROUP”

Stemcell Systems GmbH

By: /s/ Jörg Gerlach
Name: Jörg Gerlach
Title: Authorized Signatory and Principal

_______________________________________
Name:Reinhard Bornemann
Title: CEO and Principal

_______________________________________
Jörg Gerlach, individually

_______________________________________
Reinhard Bornemann, individually

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Exhibit A

To the

Right of First Refusal and Corporate Opportunities Agreement made as of July 1, 2020 by and among RenovaCare. Inc. (“RCAR”), StemCell Systems GmbH (“SCS), Jörg Gerlach, an individual (“Gerlach”) and Reinhard Bornemann, an individual (“Bornemann”).

SCS Ownership Interests

Name	Amount	Type	Percentage

Gerlach	50%	full registered shares	50%

Bornemann	50%	full registered shares	50%

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